UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act Of 1934

                              RAND LOGISTICS, INC.
              (Exact name of registrant as specified in its charter

                 DELAWARE                                20-1195343
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

461 Fifth Avenue 25th Floor, New York, NY                  10017
 (Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

                                                  Name of each exchange on
Title of each class to be registered        which each class is to be registered
------------------------------------        ------------------------------------

                Units                              NASDAQ Stock Market LLC

   Common Stock, $.0001 par value                  NASDAQ Stock Market LLC

   Common Stock Purchase Warrants                  NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
(if applicable)

                                       N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

      This registration statement registers under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the common stock, par value $.0001 per share (the "Common Stock"), warrants ("Warrants") and units ("Units") of Rand Logistics, Inc., a Delaware corporation (the "Corporation"), on the NASDAQ Capital Market. The Common Stock, Warrants and Units are currently registered under Section 12(g) of the Exchange Act on Form 8-A, filed on August 8, 2004 and amended on May 10, 2006 (the "12(g) 8-A"). The Corporation anticipates that the Common Stock, Warrants and Units will commence listing on the NASDAQ Capital Market at the open of trading on March 7, 2007.

Item 1. Description of Registrant's Securities to Be Registered.

      For a description of the securities to be registered hereunder, reference is made to the information set forth under Item 1 of the 12(g) 8-A, which information is hereby incorporated by reference.

Item 2.           Exhibits.

         *3.1     Amended and Restated Certificate of Incorporation
        **3.2     Amended By-Laws
       ***4.1     Specimen Unit Certificate
       ***4.2     Specimen Common Stock Certificate
       ***4.3     Specimen Warrant Certificate
       ***4.4     Form of Unit Purchase Option to be granted to Representative
       ***4.5     Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Corporation

      * Incorporated by reference from the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 9, 2006.

      ** Incorporated by reference from the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 6, 2006.

      *** Incorporated by reference from the Company's Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on June 30, 2004.


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

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          RAND LOGISTICS, INC.

                                          By: /s/ Laurence S. Levy
                                              ----------------------------------
                                          Name:  Laurence S. Levy
                                          Title: Chairman of the Board and Chief
                                                 Executive Officer

Date: March 5, 2007


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